Exhibit 15.2

March 28, 2018

LightInTheBox Holding Co., Ltd.
Tower 2, Area D, Diantong Square
No. 7 Jiuxianqiao North Road
Chaoyang District, Beijing 100015
People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the headings “Item 3. Key Information-D. Risk Factors,” “Item 4. Information on the Company-B. Business Overview- Regulation,” “Item 4. Information on the Company-C. Organizational structure”, “Item 6 - Directors, Senior Management and Employees - B Compensation” and “Item 10. Additional information-E. Taxation” in LightInTheBox Holding Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2017, which will be filed with the Securities and Exchange Commission in the month of March 2018.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ TransAsia Lawyers
TransAsia Lawyers